BRULEX – CONSULTADORIA ECONOMICA E MARKETING LTDA.

and

TURINCO, INC.

and

HALLOTEL DEUTSCHLAND GmbH

SHARE PURCHASE AGREEMENT

August 9, 2006

Lang Michener LLP

- ii -

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of August 9, 2006,

AMONG:

BRULEX – CONSULTADORIA ECONOMICA E
MARKETING LTDA., a Madeira corporation with an address at Rua da Algondega nr. 13, Madeira, Portugal

(the “Vendor”)

AND:

TURINCO, INC., a Nevada corporation with an address at 2610 – 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(the “Purchaser”)

AND:

HALLOTEL DEUTSCHLAND GMBH, a German limited liability company with an address at Otto-Hahn-Straße 8, 63225 Langen, Reg-Nr 04/058, Germany

(“Hallotel”)

WHEREAS:

(A)                The Vendor owns all outstanding shares of BCH Beheer;

(B)                BCH Beheer owns the Hallotel Shares; and

(C)                The Purchaser wishes to purchase control over the Hallotel Shares from the Vendor on the terms and subject to the conditions set out in this Agreement.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1                In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a)           “Affiliate” means any officer, director, shareholder or employee of a company or any member of the immediate family (limited to a spouse, parent or child) of any such officer, director, shareholder or employee, and any corporation meeting the definition of Affiliate as set out in the Business Corporations Act (British Columbia);

(b)           “Assets” means all property or assets of any nature or kind, whether real property or personal property, tangible or intangible;

(c)           “BCH Beheer” means BCH Beheer B.V., a Dutch BV corporation, Oudegracht 202, 1811 CR Alkmaar, Holland;

(d)           “BCH Beheer Shares” means all outstanding shares of BCH Beheer;

(e)           “Business Day” means any day other than a Saturday, Sunday or public holiday in Vancouver, British Columbia or Langen, Germany;

(f)           “Calculation Date” has the meaning set out in §2.2(b);

(g)           “Cash Payment” has the meaning set out in §2.2(b);

(h)           “Closing” means the completion of the purchase and sale of the BCH Beheer Shares on the terms and subject to the conditions contained in this Agreement;

(i)           “Closing Date” means the date of Closing, as determined in accordance with §2.4 of this Agreement;

(j)           “Company” means Hallotel and each of its Affiliate corporations;

(k)           “Confidential Information” has the meaning set out in §13.1(a);

(l)           “Employees and Contractors” means all individuals who are full-time, part-time or temporary employees or individuals engaged on contract to provide employment or similar services in respect of a Company;

(m)           “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(n)           “Exchange Act” means the United States Securities Exchange Act of 1934, as amended;“

(o)           Financial Statements” means the audited financial statements of Hallotel attached as Schedule 1 that are required to be filed by the Purchaser with the SEC in accordance with its reporting obligations under the Exchange Act as a result of the Closing, which audited financial statements include, without limitation, financial statements for the years ended December 31, 2005 and 2004 prepared in accordance with GAAP and including (i) audited balance sheets as at December 31, 2005 and 2004, (ii) related statements of income, cash flows and changes in shareholder’s equity for the fiscal years ended December 31, 2005 and 2004, (iii) notes to the financial statements, and (iv) the audit report of an auditor registered with the United States Public Company Accounting Oversight Board and acceptable to the United States Securities and Exchange Commission;

(p)           “GAAP” means United States generally accepted accounting principles. All determinations of an accounting nature in respect of a Company will be made in a manner consistent with GAAP and past practice with no changes in the method of application of the Company’s accounting policies or changes in the method of applying the Company’s use of estimates;

(q)           “Government Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other government or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-government or private body, in each case, having jurisdiction on behalf of any nation, province, territory, state or other geographic subdivision thereof and exercising any regulatory, judicial, legislative, expropriation or taxing authority;

(r)           “Hallotel Shares” means all outstanding shares in the capital of Hallotel;

(s)           “Hazardous Substances” means contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to, and in quantities or levels which exceed standards or criteria in effect under, any law, judgment, decree, order, injunction, rule, statute and regulation of any arbitrator or Government Entity by or to which a Company or its business or Assets are bound or subject;

(t)           “Intellectual Property” means, in respect of a Person, all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases, internet domain names, know-how, trade secrets, other similar instruments or rights, whether registered or unregistered, and all rights in relation to any of the foregoing which are recognized in any jurisdiction, of the Person;

(u)           “Material Contracts” means the following agreements, whether oral or written, to a Company is a party, which are currently in effect, and which relate to the operation of the Company’s business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of the Company’s capital stock or the election of directors; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which a Company is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds €25,000; (xi) lease or agreement under which a Company is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds €25,000; (xii) contract which prohibits the Company from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by a Company in connection with its intellectual property rights; (xiv) contract or commitment for capital expenditures in excess of €25,000; (xv) agreement for the sale of any capital asset; (xvi) contracts, understandings, arrangements or commitments with respect to the acquisition and/or use by a Company of in connection with its intellectual property rights listed; or (xvii) other agreement which is either material to the Company’s business or was not entered into in the ordinary course of business;

(v)           “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(w)           “Person” includes an individual, corporation, limited liability corporation, unlimited liability company, body corporate, partnership, limited partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof or any other entity (including a Government Entity);

(x)           “Promissory Note” means an interest free promissory note of Turinco for €250,000 being in the form attached as Schedule 2;

(y)           “Purchase Price” has the meaning ascribed to it in §2.2;

(z)           “Purchaser SEC Filings” has the meaning ascribed to it in §5.1(b);

(aa)         “Purchaser Shares” has the meaning ascribed to it in §2.2;

(bb)         “Purchaser’s Closing Documents” means the closing documents set forth in §9.3 to be delivered by the Purchaser on or before the Closing Date;

(cc)          “SEC” means the United States Securities and Exchange Commission;

(dd)          “Securities Act” means the United States Securities Act of 1933, as amended; and

(ee)          “Vendor’s Closing Documents” means the closing documents set forth in §9.2 to be delivered by the Vendor and Hallotel on or before the Closing Date.

Schedules

1.2                The following schedules are attached to, form part of, and are hereby incorporated by reference into this Agreement:

Schedule 1 – Financial Statements

Schedule 2 – Promissory Note

Schedule 3 – Post-Closing Information

Interpretation

1.3                     In this Agreement, including the recitals and schedules, except as otherwise expressly provided herein:

(a)           “this Agreement” means this Share Purchase Agreement, including the schedules hereto, as it may from time to time be supplemented or amended;

(b)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision or schedule;

(c)           the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d)           the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)           all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with GAAP;

(f)           the phrase “to the best of the knowledge of” or phrases of similar import in respect of a particular Person means to the actual knowledge, information and belief of such Person after making due enquiries to enable the Person to make the statement or disclosure and in respect of a Person that is a corporation means to the actual knowledge, information and belief of a senior executive of such corporation, after due inquiry;

(g)           a reference to a Part is to a Part of this Agreement, and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

(h)           the headings to the Parts and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(i)           any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity; and

(j)           the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement.

PART 2

PURCHASE AND SALE

Purchase and Sale of BCH Beheer Shares

2.1                In reliance on the representations and warranties, and on the terms and subject to the conditions contained in this Agreement, at the Closing, the Purchaser will purchase from the Vendor, and the Vendor will sell, assign and transfer to the Purchaser, all outstanding BCH Beheer Shares, free and clear of all Encumbrances.

Purchase Price

2.2                Subject to the provisions of §2.3, the total purchase price payable by the Purchaser to the Vendor for the BCH Beheer Shares will be €5,000,000 (the “Purchase Price”), payable by way of

(a)           the issue of 3,541,700 shares of common stock of the Purchaser (the “Purchaser Shares”),

(b)           the payment of €500,000 (the “Cash Payment”), and

(c)           the issue of the Promissory Note in principal amount of €250,000,

provided that the Promissory Note will not be payable and will be deemed cancelled if the information required to be delivered under §13.6(a) is not delivered when required and if delivered does not materially conform with information provided to the Purchaser as of the date of this Agreement.

Price Adjustment for Capital Investments and Commissions

2.3                The Purchase Price will be increased

(a)           by the purchase price actually paid by Hallotel for any telephony technology hardware or software assets acquired after October 19, 2005 and before the Closing Date that are required for the provision of established Hallotel services to its customers;

(b)           any actual commissions paid by Hallotel to its sales persons in respect of carrier pre-select sign-ups on net new customers after October 19, 2005 and before the Closing

Date, provided that at under the compensation policies of Hallotel these commissions are at the Closing Date

(i)           no longer reimbursable to Hallotel by, or

(ii)          have been recovered by Hallotel from,

those sales persons to whom the commissions where paid, and any adjustment to the Purchase Price will be calculated within 90 Business Days of the Closing Date (the “Calculation Date”) and will be paid in Euros according to the percentage allocation set out in §2.2,

(iii)         in the case of an adjustment under §(a) and §(b)(ii), within five Business Days after the Calculation Date, and

(iv)         in the case of an adjustment under §(b)(i), five Business Days after the final day that any commission paid by Hallotel is no longer reimbursable to Hallotel.

Closing

2.4                The Closing will take place on the date that is five business days after the Purchaser has delivered notice to the Vendor that the Purchaser is prepared to complete the Closing, provided that in no event will the Closing Date be later than August 31, 2006.

Issuance of the Purchaser Shares

2.5                The Vendor acknowledges and agrees that the Purchaser Shares will be offered and sold to the Vendor without such offer and sale being registered under the Securities Act and will be issued to the Vendor in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the Securities Act provided by Rule 903 of Regulation S of the Securities Act based on the representations and warranties of the Vendor in this Agreement. As such, the Vendor further acknowledges and agrees that the Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act. The Vendor acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT,

OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

The Vendor acknowledges that the Purchaser Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Vendor agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act. The Vendor agrees that the Company may refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration. The Vendor agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Vendor pursuant to an exemption from registration under the Securities Act.

Additional Trading Restriction

2.6                Notwithstanding the provisions of §2.5, the Vendor agrees that it will not sell, directly or indirectly, any of the Purchaser Shares or permit the transfer of any of the shares of the Vendor, or any economic interest therein, until one year after the Closing Date. Thereafter the Vendor will be entitled to sell those shares, and to permit the transfer of its shares, subject to any applicable trading restrictions imposed by law.

Escrow of Shares

2.7                In support of and security for the representations, warranties, covenants and indemnities provided under this Agreement by the Vendor and Hallotel, the Vendor agrees to deposit the Purchaser Shares in escrow with the Purchaser. Unless a claim is made by the Purchaser under this Agreement, the Purchaser Shares will be released from escrow 12 months after the Closing Date. If a claim is made by the Purchaser, the Purchaser Shares will be released on a final resolution of that claim.

Transaction Fee

2.8                The Purchaser will pay a transaction fee of 58,300 shares of common stock of the Purchaser to Pittler GmbH (or its assignee) and 150,000 shares of common stock of the Purchaser to Valorinvest Ltd. (or its assignee). All shares of common stock issued will be “restricted securities” and will be endorsed with the legend set forth in §2.5. Delivery of the shares will be subject to the execution of an appropriate form of Regulation S investment agreement by Pittler GmbH and Valorinvest Ltd. (or their assigns), which will include agreements set forth above in §2.5 and representations and warranties as necessary to establish that the issuance of shares will be completed in reliance of Rule 903 of the Securities Act.

PART 3

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE VENDOR

Representations and Warranties in Respect of the Vendor

3.1                The Vendor represents and warrants to the Purchaser that, as at both the effective date of this Agreement and the Closing Date,

(a)           Capacity – the Vendor has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the BCH Beheer Shares owned by the Vendor to the Purchaser, to perform all of the Vendor’s obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Vendor in accordance with its terms,

(b)           No Approvals Required – no authorization, approval, order, license permit or consent of any Government Entity nor the registration, declaration or filing by the Vendor with any such Government Entity is required in order for the Vendor

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by the Vendor pursuant to this Agreement, or

(iii)         to duly perform and observe the terms and provisions of this Agreement,

(c)           No Conflict – the Vendor is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur or which gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person as a result of, and there are no actions, claims, suits, litigation, investigations or proceedings pending or threatened against or affecting the Vendor which would prevent

(i)           the execution and delivery by the Vendor of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement, or

(ii)          the performance by the Vendor of its obligations pursuant to, or the observance by the Vendor of any of the terms and provisions of, this Agreement,

(d)           No Other Agreements – no Person (other than the Purchaser) has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to

(i)           require the Vendor to, sell, transfer, assign or otherwise dispose of the BCH Beheer Shares, or

(ii)          require BCH Beheer or Hallotel to issue any additional shares in their capital,

(e)           No Fees Payable – with the exception of the fees payable under §2.8, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Vendor,

(f)           Title to Shares – the Vendor holds an indirect interest in the Hallotel Shares as follows:

(i)           the Vendor owns and has good and marketable title to 100% of the outstanding shares of BCH Beheer as the legal and beneficial owner thereof, free of all Encumbrances;

(ii)          BCH Beheer owns and has good and marketable title to 100% of the outstanding shares of Hallotel as the legal and beneficial owner thereof, free of all Encumbrances; and

(iii)         the outstanding shares of BCH Beheer and Hallotel are not subject to any voting trust agreement or other agreement relating to ownership, voting, dividend rights or their disposition,

(g)           Company Assets – the Vendor does not have any right or interest in or to any Intellectual Property or other Asset owned by or used by Hallotel in its business as presently conducted or as currently proposed by Hallotel to be conducted,

(h)           Bankruptcy – neither the Vendor nor BCH Beheer has made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of the Vendor or BCH Beheer. Neither the Vendor nor BCH Beheer has initiated proceedings with respect to a compromise or arrangement with their respective creditors. No receiver or interim receiver has been appointed in respect of the Vendor or BCH Beheer, or any of their respective undertakings, property or assets (including the BCH Beheer Shares and the Hallotel Shares) and no execution or distress has been levied on any of their undertakings, property or assets, nor have any proceedings been commenced in connection with any of the foregoing,

(i)           Legal Advice – the Vendor acknowledges and agrees that Lang Michener LLP, the solicitors for the Purchaser, have acted as counsel only to the Purchaser and that the Purchaser’s solicitors are not protecting the rights and interests of any other Party and that the Vendor has had the opportunity to seek and were not prevented from seeking independent legal advice before the execution and delivery of this Agreement and all other agreements, certificates or instruments to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement. If the Vendor did not avail itself of the opportunity to seek independent legal advice before signing this Agreement, the Vendor did so voluntarily without any undue pressure and agrees that such failure to obtain independent legal advice will not be used by the Vendor as a defence to the enforcement by the Purchaser of the obligations of the Vendor under this Agreement or such other agreements, certificates or instruments,

(j)           Residency of the Vendor – the Vendor is for tax purposes a resident of Madeira, Portugal,

(k)           Not a U.S. Person – the Vendor is not a “U.S. Person” as defined by Regulation S of the Securities Act, as set forth below, and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S of the Act to be any person who is (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any estate of which any executor or administrator is a U.S. person; (d) any trust of which any trustee is a U.S. person; (e) any agency or branch of a foreign entity located in the United States; (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and (g) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers as defined in Section 230.501(a) of the Act who are not natural persons, estates or trusts,

(l)           No Offer in the U.S. – the Vendor was not in the United States at the time the offer to purchase the Purchaser Shares was received or at the time this Agreement was executed,

(m)           Status as a Sophisticated Purchaser – the Vendor has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Vendor has evaluated the merits and risks of an investment in the Purchaser Shares. The Vendor can bear the economic risk of this investment, and is able to afford a complete loss of this investment,

(n)           Acquisition for Investment – the Purchaser Shares to be issued to the Vendor will be acquired by the Vendor for investment for the Vendor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares,

(o)           Information Regarding the Purchaser – the Vendor has had full opportunity to ask questions and receive answers from representatives of the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers before execution of this Agreement, and

(p)           Reliance by Purchaser on Representations – the Vendor acknowledges that the Purchaser will rely on these representations in completing the issuance of the Purchaser Shares to the Vendor.

Survival

3.2                The representations and warranties of the Vendor contained in this Agreement will survive the Closing and continue in full force and effect for a period of 12 months after the Closing Date, except for such representations and warranties contained in§3.1(d) and §3.1(f), which will have no time limitation.

PART 4

REPRESENTATIONS AND WARRANTIES
IN RESPECT OF HALLOTEL AND ITS AFFILIATES

Representations and Warranties in Respect of Hallotel and its Affiliates

4.1                The Vendor represents and warrants to the Purchaser that, as at both the effective date of this Agreement and the Closing Date,

(a)           Organization and Good Standing – each Company is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary legal and corporate power and authority to own its property and assets and to carry on its business as presently conducted. Each Company has delivered to the Purchaser complete and correct copies of its constating documents including its certificate of incorporation and its articles and bylaws, all as may be amended, and the minute books of each Company which contain complete and correct copies of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders and the board of directors (including any committees thereof) of each Company. Each Company is duly qualified, licensed or registered to carry on business in the jurisdictions where it owns, leases or operates its property,

(b)           No Approvals Required – except as has been or will be obtained before the Closing Date, no vote or consent of the holders of any class or series of shares of a Company is necessary to approve and adopt this Agreement or to consummate any of the transactions contemplated hereby, and no authorization, approval, order, license, permit or consent of any Government Entity nor the registration, declaration or filing by a Company with any such Government Entity is required in order for each Company

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by each Company pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by each Company pursuant to this Agreement, or

(iii)         to duly perform and observe the terms and provisions of this Agreement,

(c)           No Conflict – no Company is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, or which allows any Person to exercise any rights or gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein,

(d)           No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Vendor and any Company, threatened against, or relating to a Company or affecting a Company’s Assets or business,

(e)           Compliance with Laws – each Company and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. No Company has received a notice or other communication alleging a possible violation of any law or order applicable to its business or operations,

(f)           No Other Agreements – no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require a Company to

(i)           allot or issue any further or other share in its capital or any other security convertible or exchangeable into any share in its capital,

(ii)          convert or exchange any security into or for any share in its capital, or

(iii)         purchase, redeem or otherwise acquire any issued and outstanding share in its capital,

(g)           Other Interests – none of the Companies owns any share in or other security of, or has any equity, partnership or proprietary interest in the Assets or business of, any other Person,

(h)           Business of BCH Beheer - since the date of its organization, BCH Beheer has not carried on or conducted any business, entered into any agreements, employed any Person,

incurred any debt or liabilities, acquired any assets, entered into any transactions or agreed to do any of the foregoing,

(i)           Financial Statements – the Financial Statements (i) have been derived from and are in accordance with the books and records of Hallotel, (ii) have been prepared in accordance with GAAP consistently applied with past practice, and (iii) fairly present the financial position of Hallotel as at each date and the results of operations, cash flows and the changes in shareholder’s equity for each period reported,

(j)           Accuracy of Records – all financial transactions of each Company have been fairly reflected in the accounting and financial books and records of each Company, and such books and records are stated in reasonable detail and fairly reflect the basis for the Financial Statements,

(k)           Bankruptcy – none of the Companies has made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. None of the Companies has initiated proceedings with respect to a compromise or arrangement with its creditors, or for its winding-up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of any Company or its Assets and no execution or distress has been levied on any Company’s Assets, nor have proceedings been commenced in respect of any of the foregoing,

(l)           Absence of Debt – each Company is debt free except for current obligations of Hallotel to telecom termination partners, which obligations are substantially met by deposits from customers and for which Mr. Teyfik Oezcan, the General Manager of Hallotel, has provided guarantees,

(m)           Absence of Undisclosed Liabilities – except to the extent disclosed, reflected or reserved against in the Financial Statements or incurred in the ordinary and normal course of the business of a Company since December 31, 2005, no Company has any outstanding indebtedness or any liabilities or obligations (whether accrued, accruing, absolute, contingent or otherwise) and all such reserve amounts are adequate based on the past experience of Hallotel and are consistent with the accounting procedures used by Hallotel in previous fiscal periods and there is nothing which indicates that such reserves are not adequate or that higher reserves should be taken,

(n)           Absence of Changes – since December 31, 2005 there have not been

(i)           any changes in the condition or operations of the business, Assets or financial affairs of each Company which are, individually or in the aggregate, materially adverse, or

(ii)          any damage, destruction or loss, labour unrest or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser in writing, or which to the knowledge of the Vendor, may materially adversely affect the Assets or the business of each Company,

(o)           Absence of Unusual Transactions – since December 31, 2005, no Company has

(i)           transferred, assigned, sold or otherwise disposed of any Asset shown or reflected in the Financial Statements or forgiven, cancelled or released any debt or claim, except in the ordinary and normal course of its business,

(ii)          incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of its business,

(iii)         issued or sold any share in its capital or any warrant, bond, debenture or other corporate security or issued, granted or delivered any right, option or other commitment for the issuance of any such or other security,

(iv)          discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long-term liabilities disclosed in the Financial Statements or current liabilities incurred since the date thereof in the ordinary and normal course of its business,

(v)           declared or made any payment of any dividend or other distribution in respect of any of its shares other than in the ordinary and normal course, nor purchased, redeemed, subdivided, consolidated, or reclassified any share in its capital,

(vi)          entered into any transaction not in the ordinary and normal course of its business,

(vii)         made any gift of money or of any Asset to any Person,

(viii)        amended or changed or taken any action to amend or change its constating documents,

(ix)          increased or agreed to increase the remuneration of, or paid or agreed to pay any pension, share of profits or other similar benefit to any of its directors, officers or Employees and Contractors or former directors, officers or Employees and Contractors, other than in the ordinary and normal course of its business consistent with past practice and disclosed in writing to the Purchaser,

(x)           made any payment of any kind to or on behalf of the Vendor or any of its Affiliates, other than business related expenses, salaries and bonuses in the ordinary and normal course of its business consistent with past practice and as disclosed in the Financial Statements or in writing to the Purchaser,

(xi)          mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of its Assets, or

(xii)         authorized or agreed or otherwise become committed to do any of the foregoing,

(p)           Title to Assets – each Company has legal and beneficial ownership of and good and marketable title to all its Assets, including all such Assets reflected in its financial books and records, free and clear of all Encumbrances and none of such Assets is in the possession of or under the control of any other Person. The Assets owned by each Company represent all assets used by the Company in the conduct of its business and are necessary for the conduct by each Company of its business. No other person has any interest in any Asset used by a Company in the conduct of its business,

(q)           Leased Assets – all rental or other payments required to be paid by each Company pursuant to any equipment or other personal property leases or licenses have been duly paid and the Company is not otherwise in default in meeting its obligations thereunder,

(r)           Collectability of Accounts Receivable – the accounts receivable and other debts due to each Company as shown in the Financial Statements or arising after the date thereof have been recorded in accordance with GAAP,

(s)           Leased Property – the Companies do not own any real property. Any lease of real property that a Company holds an interest in as lessee is free and clear of all Encumbrances and all rental and other payments required to be paid by a Company under such leases have been duly paid and there is not otherwise any default by a Company in meeting its obligations under any such lease,

(t)           Material Contracts – with respect to Material Contracts

(i)           each such Material Contract is in full force and effect and is a valid and binding agreement of the Companies,

(ii)         the Companies have performed or are performing all obligations required to be performed by them under each such Material Contract and are not in breach or default thereunder and no other party to any such Material Contract is in breach or default thereunder, and

(iii)         the Vendor does not know of any circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect a Company’s ability, up to Closing, to perform its obligations under any Material Contract,

(u)           Shareholder Loans – there are no shareholder or other loans outstanding in respect of any Company and none will be made before Closing,

(v)           Directors – no amounts will be due or owing to any of the members of the board of directors of any Company as a result of such member’s resignation or removal,

(w)           Employees and Contractors – none of the Companies is a party to any written or oral contract, agreement or other commitment with any Employee and Contractor other than contracts of indefinite duration which are terminable by the respective Company without cause on reasonable notice as determined in accordance with applicable law. The

Vendor is not aware of the intention of any Employee and Contractor, who is an executive or senior officer, to terminate his or her employment,

(x)           Workers’ Compensation – there are no complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Vendor, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of a Company under or in respect of any workers’ compensation or equivalent legislation. There are no Employees and Contractors in respect of whom a Company has been advised by any Government Entity that such Employees and Contractors are in receipt of benefits under workers’ compensation or equivalent legislation. There are no appeals pending before any government Entity involving a Company and all levies, assessments and penalties made against each Company pursuant to workers’ compensation or equivalent legislation have been paid,

(y)           Union Contracts – none of the Companies is a party to any collective agreement with any labour union or employee association and none have made any commitments to or conducted any negotiations with any labour union or employee association with respect to any future collective agreement and the Vendor is not aware of any current attempts to organize, establish or certify any labour union or employee association with respect to any Employees and Contractors of a Company or of any contractor or agency with which a Company has a contract for the provision of personnel or the services of personnel, nor is any such union or association presently certified with regard to a bargaining unit,

(z)           Insurance – each Company maintains insurance in force against loss on such Assets, against such risks, in such amounts and to such limits as is in accordance with prudent business practices prevailing in its business,

(aa)         Corporate Records – each Company has kept all records required to be kept by applicable corporate legislation,

(bb)         Permits and Licences – each Company holds all authorizations, approvals, orders, licenses, permits or consents issued by any Government Entity which are necessary in connection with the conduct and operation of its business as it is currently conducted and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated. None of the Companies is in material breach of or in default under any of the terms or conditions thereof,

(cc)         Tax Filings and Payments – each Company

(i)           has filed or caused to be filed within the time prescribed

(A)      all income tax returns and election forms and the income tax returns of each jurisdiction required to be filed and all such returns and forms are true, complete and accurate in all material respects and the amounts of tax payable shown in all such returns prepared by each Company are correct in all material respects, and

(B)           all returns, reports, and information required to be filed with any Government Entity with respect to sales tax, property tax, property transfer tax, and every other tax (by whatever name) that such Company is required to file and all such returns, reports, and information are true, complete and accurate in all material respects,

(ii)          has paid or caused to be paid all taxes due and payable (including all federal, provincial and local taxes, assessments or other imposts in respect of its income or Assets and all other taxes described in §5.1(gg)(i)(B), and all interest and penalties thereon, if any, for all previous years and all required instalments of taxes due and payable for the current fiscal year have been paid, and

(iii)         has withheld all amounts required to be withheld by such Company from salary and other payments to its Employees and Contractors including pursuant to any taxing laws to which it is subject, and has remitted all such amounts, including all interest and penalties thereon, to the relevant Government Entity,

(dd)         Indebtedness to Related Parties – except for the payment of salaries and other compensation payable in the ordinary and normal course and reimbursement for out-of-pocket expenses in the ordinary and normal course and amounts disclosed in the Financial Statements, none of the Companies is indebted to the Vendor, BCH Beheer, Employees and Contractors, or any Affiliate thereof,

(ee)         Conduct of Business – to the knowledge of the Vendor, none of the Companies are conducting their business in material contravention of any Material Contract, law, regulation or of any direction of a Government Entity,

(ff)           Condition of Assets – all tangible Assets used by the Company in connection with its business are in good operating condition and in a good state of maintenance and repair, reasonable wear and tear excepted,

(gg)          Intellectual Property –

(i)           the Vendor has delivered to the Purchaser complete and correct copies of all license agreements to which each Company is a party relating to its Intellectual Property. The conduct of the business of the Companies, as presently conducted and as currently proposed by the Companies to be conducted, does not, to the best knowledge of the Vendor, conflict with, or result in any violation of, or default under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by a Company or with respect to which a Company now has or has had any contract with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any contract to which a Company is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Encumbrance in or upon any Intellectual Property or right owned or used by a Company,

(ii)          each Company uses all Intellectual Property that it does not own only in the manner and for the purposes authorized and specified by the owner or licensor of such Intellectual Property, and to the extent a Company has granted exclusive rights to Intellectual Property to another Person, such Company has not used such Intellectual Property for any purpose, including for development purposes or sale or distribution, except to such other Person,

(iii)         each Company owns, or is licensed or otherwise has the right to use, in each case, without ongoing payments to third parties except as disclosed in the Disclosure Schedule, and free and clear of any Encumbrances, all Intellectual Property used in or necessary to carry on its business as presently conducted or as currently proposed by such Company to be conducted,

(iv)          to the best knowledge of the Vendor, the Companies and the Companies’ products and services do not and have not infringed upon or otherwise violated the rights of any Person with regard to any Intellectual Property owned by, licensed to or otherwise used by such Person,

(v)           to the best knowledge of the Vendor, no Person is infringing on or otherwise violating any right of a Company with respect to any Intellectual Property owned by, licensed to or otherwise used by such Company,

(vi)          each current or former officer, Employee and Contractor or consultant of each Company has assigned and transferred, or on or before the Closing Date will have assigned and transferred, to such Company all ownership and other rights of any nature whatsoever of such Person in any Intellectual Property claimed to be owned by the Company, no current or former director of any Company has any ownership or other rights of any nature whatsoever in any Intellectual Property claimed to be owned by a Company and no current or former director, officer, Employee and Contractor or consultant of any Company (or any member of their immediate families) has a valid claim against any Company in connection with the involvement of such Persons in the conception and development of any computer software or other Intellectual Property of any Company,

(vii)         all software, other than generally available software and generally available system development tools, that is either marketed to customers of a Company as a program or as part of a product or service or used by a Company to support its business is owned by the Company or the Company has the right to use, modify, copy, sell, distribute, sublicense and make derivative works from such software (to the extent required to operate the business of the Company as presently conducted or proposed to be conducted), free and clear of any limitations or Encumbrances, and

(viii)        none of the Companies owns title to or uses any registered service mark, trade name or trademark, or, to the best knowledge of the Vendor, any service mark, trade name or trademark in which a third Person has any legal interest, except with the consent of such third person,

(hh)         Environmental Matters –

(i)           none of the Companies has used any of its properties or Assets, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process Hazardous Substances, except in compliance with applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all arbitrators or Government Entities, including all environmental, health and safety statutes and regulations,

(ii)          the business of each Company and each Company’s Assets comply with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all arbitrators or Government Entities, with respect to environmental, health and safety statutes and regulations,

(iii)         the Companies’ business and Assets are not subject to any judicial or administrative proceeding alleging the violation of any applicable environmental, health or safety law, judgment, decree, order, injunction, rule, statute or regulation,

(iv)          to the knowledge of the Vendor, the business or Assets of each Company are not the subject of investigation by any Government Entity evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment, and

(v)           none of the Companies has filed any notice under any applicable environmental, health or safety law, judgment, decree, order, injunction, rule, statute or regulation indicating past or present treatment, storage or disposal of a Hazardous Substance or constituent, or other substance into the environment by the Company,

(ii)         No Fees Payable – with the exception of the transaction fees payable under §2.8, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a Company. None of the Companies have paid or agreed to pay any fee, commission or expense incurred by any of its shareholders (including the fees, commissions or expenses of any accountant, auditor, broker, financial advisor, consultant or legal counsel retained by or on behalf of any such shareholder) arising from or in connection with this Agreement or any of the transactions contemplated by this Agreement, and

(jj)         Undisclosed Information – the Vendor does not have any material information which is not generally known or which has not been disclosed in writing to the Purchaser by the Vendor and which if known could reasonably be expected to have a material adverse effect on the value of the BCH Beheer Shares, the Hallotel Shares, or the Assets or business of any Company.

Other Representations

4.2                All statements contained in any written certificate or other written instrument delivered by or on behalf of the Vendor or a Company pursuant to this Agreement will be deemed to be representations and warranties by the Vendor hereunder.

Reliance

4.3                The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

4.4                The representations and warranties of the Vendor contained in this Agreement will survive the Closing and continue in full force and effect for a period of 12 months after the Closing Date, except for such representations and warranties contained in

(a)           §4.1(cc) which will survive the Closing and continue in full force and effect for so long as an assessment, re-assessment or other form of recognized document assessing liability for taxes in respect of any taxation year or period of a Company to which such representation or warranties extend could be issued under applicable law, and all rights of objection or appeal (or similar rights howsoever termed) have expired or been finally determined, and taking into account any applicable waiver or extension of time filed or granted, and 30 days thereafter, and

(b)           §4.1(f) which will have no time limitation.

PART 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties in Respect of the Purchaser

5.1                The Purchaser represents and warrants to the Vendor that as at both the effective date of this Agreement and the Closing Date

(a)           Organization and Good Standing – the Purchaser is duly incorporated under the laws of its jurisdictions of incorporation and is validly existing and in good standing with respect to the filing of annual returns under such laws,

(b)           Exchange Act Reports – the shares of the Company’s common stock are registered under Section 12(g) of the Exchange Act and the Company has completed all filings with the SEC in accordance with its reporting obligations under the Exchange Act for the past twelve months. The Purchaser has delivered or made available to the Vendor complete and accurate copies of (a) the Purchaser’s annual report on Form 10-KSB for the year ended December 31, 2005; and (b) the Purchaser’s current reports, if any, on

Form 8-K filed subsequent to the filing of the annual report on Form 10-KSB for the year ended December 31, 2005 (together, the “Purchaser SEC Filings”). As of their respective dates, or as subsequently amended before the date hereof, to the Purchaser’s knowledge, each of the Purchaser’s SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC,

(c)           No Orders – no order ceasing or suspending trading in securities of the Purchaser is outstanding against the Purchaser, its directors or officers, and no investigations or proceedings for such purposes are pending or, to the knowledge of the Purchaser, threatened,

(d)           Authority – the Purchaser has all necessary corporate right, authority, power and capacity to execute and deliver this Agreement, to acquire the BCH Beheer Shares, to perform all of its obligations hereunder and to comply with the terms and provisions of this Agreement and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms,

(e)           No Approvals Required – relying upon the representations and warranties of the Vendor set forth in this Agreement and except for filings required by applicable securities legislation, no authorization, approval, order, license, permit or consent of any Government Entity, regulatory body or court nor the registration, declaration or filing by the Purchaser with any such Government Entity, regulatory body or court is required in order for the Purchaser

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by the Purchaser pursuant to this Agreement, or

(iii)         to duly perform and observe the terms and provisions of this Agreement,

(f)           No Conflict – the Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of

(i)           the execution and delivery by the Purchaser of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement, or

(ii)          the performance by the Purchaser of its obligations pursuant to, or the observance by the Purchaser of any of the terms and provisions of, this Agreement,

(g)           Capitalization – the authorized capital of the Purchaser consists of 100,000,000 shares of common stock of which 15,391,500 shares are outstanding as at April 30, 2006, and additional shares are intended to be issued in connection with certain financing transaction that are to be completed in order to complete the acquisition of the BCH Beheer Shares and provide working capital for the Purchaser and Hallotel,

(h)           Outstanding Rights to Purchase Shares – as at April 30, 2006, the Purchaser has not issued or committed to issue any common share purchase warrants or options to purchase common Shares, though before the Closing the Purchaser may adopt a customary Share Option Plan,

(i)           Other Interests – the Purchaser does not own any share in or other security of, or have any equity, partnership or proprietary interest in the Assets or business of, any other Person, except as disclosed in the Purchaser’s SEC Filings,

(j)           Financial Statements – the Purchaser’s financial statements (including footnotes thereto) included in or incorporated by reference into the Purchaser’s SEC filings were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of the Purchaser as of the dates thereof and results of operations for the periods referred to therein,

(k)           No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Purchaser threatened against, or relating to the Purchaser or affecting the Purchaser’s Assets or business, and

(l)           Compliance with Laws – the Purchaser and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. The Purchaser has not received a notice or other communication alleging a possible violation of any law or order applicable to its business or operation.

Other Representations

5.2                All statements contained in any written certificate or other written instrument delivered by or on behalf of the Purchaser pursuant to this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.

Reliance

5.3                The Purchaser acknowledges and agrees that the Vendor have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

5.4                The representations and warranties of the Purchaser contained in this Agreement will survive the Closing and continue in full force and effect for a period of 12 months after the Closing Date.

PART 6

PRE-CLOSING COVENANTS

Conduct of Business

6.1                The Vendor and Hallotel covenant and agree with the Purchaser that until the Closing Date or termination of this Agreement, except as otherwise contemplated in this Agreement or agreed to in writing by the Purchaser, they will or will cause each Company and BCH Beheer

(a)           Conduct Business in Ordinary and Normal Course – to conduct its business in the ordinary and normal course thereof, including the payment of all current liabilities and accounts in the ordinary and normal course, and not negotiate or execute any new Material Contracts or terminate, cancel or modify in any material respect any existing Material Contracts,

(b)           Amalgamations – not to amalgamate, merge or consolidate with or acquire or agree to acquire all or substantially all of the shares or assets of any Person, not to acquire or lease or agree to acquire or lease any business operations or any equity interests in any other Person, not to acquire or agree to acquire any legal or beneficial interest in any real property and not to occupy, lease, manage or control or agree to occupy, lease, manage, or control any real property or facility,

(c)           Non-Arm’s Length Transactions – not to enter into any non-arm’s length transaction other than in the ordinary and normal course of their business,

(d)           Liabilities – not to incur any liability, obligation, indebtedness or other commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than

(i)           unsecured current liabilities, obligations, indebtedness and commitments incurred in the ordinary and normal course of its businesses,

(ii)          liabilities incurred in connection with the transactions described herein, and which is not reasonably expected to have a materially adverse affect on the Assets, business or financial condition of any Company, or

(iii)         liabilities owed to the Purchaser,

(e)           No Dividends – not to declare, set aside or pay any dividend or make any other distribution with respect to any of their shares, or redeem, repurchase or otherwise acquire, directly or indirectly any of their shares,

(f)           No Material Contracts – not to enter into any Material Contract other than in the ordinary and normal course of their business,

(g)           No Compromises – not to enter into any compromise or settlement of any litigation, proceeding, or investigation relating to their businesses or any of their Assets,

(h)           No Increases – not to increase the compensation of Employees and Contractors, or any increase in any compensation or bonus payable to any of its officers, Employees and Contractors, consultants or agents, or make any loan to, or engage in any transaction with, any Employee and Contractor, officer or director of any Company,

(i)           No Accounting Changes – not to make any change to the accounting or tax practices followed by any Company, except as may be recommended by the Company’s auditors and made in connection with the preparation of the Financial Statements,

(j)           No Breach – not to take any action which would constitute or cause a breach of any representation, warranty, covenant or other obligation of a Vendor or Hallotel contained in this Agreement,

(k)           Exercise or Terminate Securities – to terminate before the Closing Date all unexercised options, warrants and other securities convertible or exchangeable into shares of a Company,

(l)           Continue Insurance – to continue in force all existing policies of insurance presently maintained by each Company, and will report all claims or known circumstances or events which may give rise to a claim to its insurers under the insurance policies in a due and timely manner and to provide copies of those reports to the Purchaser,

(m)           Pay Liabilities – to pay and discharge all liabilities or obligations of each Company in the ordinary and normal course of its business consistent with past business practice,

(n)           Preserve Business – to preserve intact the business and the Assets, operations and affairs of each Company and carry on the businesses and the affairs of each Company, and

(o)           Necessary Steps – to take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement and the completion of the transactions contemplated by this Agreement.

Access to Records

6.2                In order to permit the Purchaser to complete due diligence of the Companies, the Vendor will permit, and will cause each Company to permit, the Purchaser’s financial agents and its professional representatives to have reasonable access during normal business hours to the premises, without disrupting the business, and to the books, accounts, records and other data of the Companies (including all corporate, accounting, tax and business records and any electronic or computer accessed data), to the Assets and senior management of the Companies. The Vendor will cause each Company to furnish, and require that the principal bankers, appraisers, independent auditors and other advisors of each Company furnish, to the financial agent such responses to inquiries, financial and operating data and other information with respect to the businesses and Assets of the Companies as such agent may from time to time request.

Exclusive Dealings

6.3                Until the Closing or termination of this Agreement, the Vendor will not, and will cause the Companies not to, take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or enter into an agreement, or provide any information to, any Person, other than the Purchaser and its designated and authorized representatives, concerning any sale, transfer or assignment of Assets of Hallotel, the shares in the capital of any Company or BCH Beheer or any portion of any Company’s business. Until the Closing or termination of this Agreement, the Vendor will notify the Purchaser promptly if any such discussions or negotiations are sought or if any such proposal is made.

Fees and Expenses

6.4                All legal, administrative and audit fees and expenses, incurred by the Parties in connection with the negotiation, implementation or consummation of this Agreement and all documents and transactions contemplated herein will be paid by the Party incurring such fees and expenses.

PART 7

PURCHASER’S CONDITIONS PRECEDENT

Purchaser’s Conditions

7.1                The obligations of the Purchaser to complete the purchase of the BCH Beheer Shares are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)           Due Diligence Review – the completion of a due diligence review of each Companies’ business and financial affairs, including the Financial Statements, to the Purchaser’s satisfaction,

(b)           Audit – the completion of an audit of the financial statements of the Company by auditors chosen by the Purchaser to the Purchaser’s satisfaction,

(c)           Truth and Accuracy of Representations and Warranties of the Vendor and Hallotel – the representations and warranties of the Vendor contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(d)           Performance of Obligations – the Vendor and Hallotel have, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by each of them on or before the Closing Date,

(e)           Absence of Change in Financial Condition – there is no material adverse change in the financial condition of the Companies since December 31, 2005,

(f)           Absence of Change of Conditions – no event has occurred or condition or state of facts of any character has arisen or legislation (whether by statute, rule, regulation, bylaw or otherwise) been introduced which has, or might reasonably be expected to have, a material adverse effect upon the business, operations or financial condition of the Companies,

(g)           Absence of Damages – no damage, destruction or loss to any Assets of a Company has occurred where the cost of repairing or replacing all such Assets is equal to or greater than €10,000 in total,

(h)           Absence of Injunctions – no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect, enjoining, restricting or prohibiting, the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain, restrict or prohibit the transactions between the Parties contemplated by this Agreement or the right of any Company to conduct its businesses after Closing on substantially the same basis as it was conducted before Closing,

(i)           Financing – the completion by the Purchaser of an equity offering for minimum net proceeds of US$1,000,000, all on terms acceptable to the Purchaser in its absolute discretion,

(j)           Securities – all options, warrants and other securities convertible or exchangeable into shares of a Company will have been terminated,

(k)          Closing Documentation – the Purchaser receives from the Vendor and Hallotel the Vendor’s Closing Documents,

(l)           Loans – none of the Companies has any loans outstanding; and

(m)         Termination – this Agreement will have not been terminated pursuant to Part 10.

Waiver

7.2                The conditions precedent set forth in this Part 7 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the

Closing Date. The waiver by the Purchaser of any condition set forth in this Part 7, the acknowledgement or agreement by the Purchaser that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Purchaser’s rights in respect of the warranties, representations, covenants and indemnities of the Vendor and Hallotel contained in this Agreement.

PART 8

VENDOR’S CONDITIONS PRECEDENT

Vendor’s Conditions

8.1                The obligations of the Vendor to complete the sale of the BCH Beheer Shares are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)           Due Diligence Review – the completion of a due diligence review of the Purchaser’s business and financial affairs to the Vendor’s satisfaction,

(b)           Truth and Accuracy of Representations and Warranties of the Purchaser – the representations and warranties of the Purchaser contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(c)           Performance of Obligations – the Purchaser has, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by it on or before the Closing Date,

(d)           Absence of Injunctions – no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect, enjoining, restricting or prohibiting, the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain, restrict or prohibit the transactions between the Parties contemplated by this Agreement,

(e)           Closing Documentation – the Vendor receives from the Purchaser the Purchaser’s Closing Documents,

(f)             Termination – this Agreement will not have been terminated pursuant to Part 10, and

(g)           Absence of Change of Conditions – no event has occurred or condition or state of facts of any character has arisen or legislation (whether by statute, rule, regulation, bylaw or otherwise) been introduced which has, or might reasonably be expected to have, a material adverse effect upon the business, operations or financial condition of the Purchaser.

Waiver

8.2                The conditions precedent set forth in this Part 8 are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing in whole or in part on or before the Closing Date. The waiver by the Vendor of any condition set forth in this Part 8, the acknowledgement or agreement by the Vendor that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Vendor’s rights in respect of the warranties, representations, covenants and indemnities of the Purchaser contained in this Agreement.

PART 9

CLOSING

Closing Date and Location

9.1                The Closing will take place at such time, date or location as may be agreed to in writing by the Parties.

Vendor’s Closing Documents

9.2                On or before the Closing Date, the Vendor will deliver, or cause to be delivered, to a solicitor designated by the Vendor, in trust, the following documents:

(a)           the share certificates representing the BCH Beheer Shares, duly endorsed for transfer to the Purchaser;

(b)           certified copies of resolutions of:

(i)           the directors and shareholders of the Vendor, and

(ii)          the directors of Hallotel,

authorizing the execution, delivery and performance of this Agreement;

(c)           a certified copy of resolutions of the directors of BCH Beheer authorizing the transfer of the BCH Beheer Shares to, and registration of the shares in the name of, the Purchaser, and the issuance of a share certificate representing the BCH Beheer Shares registered in the name of the Purchaser;

(d)           a share certificate registered in the name of the Purchaser representing all outstanding shares of BCH Beheer;

(e)           a certified copy of the securities register of BCH Beheer showing the Purchaser as the registered owner of all outstanding shares of BCH Beheer;

(f)           a certified copy of the securities register of Hallotel showing BCH Beheer as the registered owner of all outstanding shares of Hallotel;

(g)           a certificate executed by the Vendor certifying that their representations and warranties contained herein are true and correct as at the Closing Date and that the condition precedent in §7.1(d) with respect to the Vendor and Hallotel has been satisfied;

(h)           for the purpose of calculating the price adjustment, an up-date of the information referred to in §13.6;

(i)           duly signed resignations of each director and officer of each Company;

(j)           releases, in form and substance satisfactory to the Purchaser and the Vendor, acting reasonably, executed by the Vendor in favour of each Company releasing it from any and all claims and liabilities whatsoever which the Vendor ever had or may have against such Company for or by reason of any matter up to the Closing;

(k)           releases, in form and substance satisfactory to the Purchaser and the Vendor, acting reasonably, executed by each of the directors and officers of each Company in favour of and releasing the respective Company from any and claims and liabilities whatsoever which such director or officer, as the case may be, ever had or may have against such Company for or by reason of any matter up to the Closing;

(l)           corporate minute books and corporate seal, if any, and all other books and records of each Company;

(m)           a legal opinion, in form and substance satisfactory to the Purchaser and the Vendor, acting reasonably, from one or more solicitors as to

(i)           the validity of the incorporation and the good standing of the Vendor, BCH Beheer and each Company,

(ii)          the authorized and issued capital of BCH Beheer and each Company,

(iii)         the title to the shares of BCH Beheer and each Company,

(iv)          the due authorization, execution and delivery of this Agreement by the Vendor and Hallotel, and

(v)           the valid and binding nature of this Agreement,

subject to such certificates and qualifications as may be required by the solicitor delivering the opinion; and

(n)           such other documents and instruments, other than those set out above, as may be reasonably requested by the solicitors advising the Purchaser in order to complete the transactions set out in this Agreement;

and delivery of such documents by the Vendor in accordance with this §9.2 will be deemed to satisfy the conditions precedent set forth in §7.1.

Purchaser’s Closing Documents

9.3                On or before the Closing Date, the Purchaser will deliver, or cause to be delivered, to a solicitor designated by the Purchaser, in trust, the following documents and funds:

(a)           subject to §9.4,

(i)           a share certificate, carrying a legend and provided for in this Agreement, registered in the name of the Vendor representing the Purchaser Shares,

(ii)          the Cash Payment (delivered, as determined by the parties, by wire transfer or bank draft), and

(iii)         the Promissory Note;

(b)           a certified copy of resolutions of the directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser;

(c)           a certificate executed by the Purchaser certifying that its representations and warranties contained herein are true and correct as at the Closing Date, that the condition precedent in §8.1(c) has been satisfied;

(d)           a legal opinion, in form and substance satisfactory to the Vendor and the Purchaser, acting reasonably, from one or more solicitors as to

(i)           the good standing of the Purchaser,

(ii)          the due authorization, execution and delivery of this Agreement by the Purchaser,

(iii)         the valid and binding nature of this Agreement,

(iv)          the valid issuance of the Purchaser Shares, and

(v)           the issuance of the Purchaser Shares without registration under the Securities Act,

subject to such certificates and qualifications (including that in the case of the opinion referred to in §(iii) the law of Germany is the same as the law of the jurisdiction in which the solicitor is resident) as may be required by the solicitor delivering the opinion; and

(e)           such other documents and instruments, other than those set out in above, as may be reasonably requested by the solicitors advising the Vendor in order to complete the transactions set out in this Agreement;

and delivery of such documents and funds by the Purchaser in accordance with this §9.3 will be deemed to satisfy the conditions precedent set forth in §8.1.

Withholding Tax

9.4                Notwithstanding anything else contained in this Agreement, the Purchaser will, in respect of any Vendor, withhold such amount or amounts from any payment due under this Agreement as is required, or as will permit the Purchaser to make the remittance or remittances required, under applicable law in respect of such payment.

PART 10

TERMINATION

Termination Rights

10.1                This Agreement may, by notice in writing given before or on the Closing, be terminated:

(a)           by mutual consent of the Vendor and the Purchaser;

(b)           by the Purchaser if any of the conditions precedent in Part 7 have not been satisfied at or before Closing and the Purchaser has not waived such condition precedent at or before Closing;

(c)           by the Vendor if any of the conditions precedent in Part 8 have not been satisfied at or before Closing and the Vendor has not waived such condition precedent at or before Closing; or

(d)           by any Party if the Closing has not occurred on or before August 31, 2006, or such later date as the Parties may agree to in writing, unless the Closing has not occurred by such date because the Party seeking to terminate this Agreement has failed to perform any one or more of its obligations or covenants under this Agreement to be performed at or before Closing.

Effect of Termination

10.2                Each Party’s right of termination under this Part is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Part limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

10.3                If this Agreement is terminated pursuant to any provision of §10.1, all obligations of the Parties under this Agreement will terminate, except if this Agreement is terminated by a Party because of a breach of this Agreement by the another Party or because a condition for the benefit of the terminating Party has not been satisfied because the other Party has failed to perform any of its obligations or covenants under this Agreement which are reasonably capable of being performed or caused to be performed by such Party, and the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

PART 11

INDEMNITIES

Indemnification of Purchaser

11.1                The Vendor covenants and agrees with the Purchaser to fully and promptly indemnify and keep whole the Purchaser against all liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses (including legal fees on a solicitor and the solicitor’s own client basis) (collectively, a “claim”) suffered or incurred by the Purchaser or a Company, directly or indirectly, by reason of or arising out of the untruth or incorrectness of any representation or warranty contained in this Agreement made by the Vendor or a breach by the Vendor of any obligation, covenant, term or provision to be observed or performed by the Vendor pursuant to this Agreement, or any other agreement, certificate or instrument contemplated by this Agreement, provided that such claim is suffered or incurred by the Purchaser or a Company:

(a)           within 24 months of the Closing Date in respect of a claim arising out of the breach by the Vendor of any obligation, covenant, term or provision to be observed or performed by the Vendor pursuant to this Agreement, or any other agreement, certificate or instrument contemplated by this Agreement, or

(b)           within the respective survival period of the representation or warranty set forth in §4.4 in respect of a claim arising out of the untruth or incorrectness of any representation or warranty contained in this Agreement made by the Vendor.

Indemnification of the Vendor

11.2                The Purchaser covenants and agrees with the Vendor to fully and promptly indemnify and keep whole the Vendor against all claims suffered or incurred by the Vendor, directly or indirectly, by reason of or arising out of the untruth or incorrectness of any representation or warranty contained in this Agreement made by the Purchaser or a breach by the Purchaser of any obligation, covenant, term or provision to be observed or performed by the Purchaser pursuant to this Agreement, or any other agreement, certificate or instrument contemplated by this Agreement, provided that such claim is suffered or incurred by the Vendor:

(a)           within 24 months of the Closing Date in respect of a claim arising out of the breach by the Purchaser of any obligation, covenant, term or provision to be observed or performed by the Purchaser pursuant to this Agreement, or any other agreement, certificate or instrument contemplated by this Agreement, or

(b)           within the respective survival period of the representation or warranty set forth in §5.4 in respect of a claim arising out of the untruth or incorrectness of any representation or warranty contained in this Agreement made by the Purchaser.

Limitations

11.3                Notwithstanding any other provision of this Agreement,

(a)           the maximum aggregate amount of liability of the Vendor to the Purchaser hereunder will be

(i)           unlimited in respect of a claim arising out of

(A)           the untruth or incorrectness of a representation or warranty contained in §3.1(d), §3.1(e) or §4.1(f) of this Agreement, or

(B)           the untruth or incorrectness of any representation or warranty contained in this Agreement made by the Vendor or a breach by the Vendor of any obligation, covenant, term or provision to be observed or performed by the Vendor pursuant to this Agreement or any other agreement, certificate or instrument contemplated by this Agreement, involving fraud, wilful misrepresentation, wilful misconduct or wilful concealment by or on behalf of the Vendor, and

(ii)          limited to the Purchase Price in respect of all other claims,

(b)           the maximum aggregate amount of liability of the Purchaser to the Vendor hereunder will be

(i)           unlimited in respect of a claim arising out of the untruth or incorrectness of any representation or warranty contained in this Agreement made by the Purchaser or a breach by the Purchaser of any obligation, covenant, term or provision to be observed or performed by the Purchaser pursuant to this Agreement or any other agreement, certificate or instrument contemplated by this Agreement, involving fraud, wilful misrepresentation, wilful misconduct or wilful concealment by or on behalf of the Purchaser, and

(ii)          limited to the Purchase Price in respect of all other claims.

Exclusive Remedy

11.4           The rights of indemnity set forth in this Part 11 are the sole and exclusive remedy of each Party in respect of the untruth or incorrectness of any representation or warranty contained in this Agreement or a breach of any obligation, covenant, term or provision to be observed or performed pursuant to this Agreement or any other agreement, certificate or instrument contemplated by this Agreement. Accordingly, the Parties waive, from and after the Closing, any and all rights, remedies and claims that one Party may have against any other, whether at law, under any statute or in equity, or otherwise directly or indirectly, relating to the provisions of this Agreement or the transactions contemplated by this Agreement other than those expressly provided for in this Part 11 and other than those arising with respect to fraud, wilful misrepresentation, wilful misconduct or wilful concealment.

Indemnification Procedures for Third Party Claims

11.5                In the case of claims made by a third party with respect to which indemnification is sought hereunder

(a)           the Party seeking indemnification (the “indemnified party”) will give prompt notice, and in any event within 20 days, to the Party from whom indemnification is sought (the “indemnifying party”) of any such claims made upon it,

(b)           the indemnifying party will have the right, by notice to the indemnified party given not later than 30 days after receipt of the notice described in §(a), to assume the control of the defence, compromise or settlement of the claim, provided that such assumption will, by its terms, be without cost to the indemnified party and provided further that the indemnifying party will have acknowledged in writing its obligation to indemnify the indemnified party in accordance with the terms contained in this Part 11 in respect of that claim,

(c)           upon the assumption of control of any claim by the indemnifying party as set out in §(b), the indemnifying party will diligently proceed with the defence, compromise or settlement of the claim at its sole expense, including if necessary, employment of counsel reasonably satisfactory to the indemnified party and, in connection therewith, the indemnified party will co-operate fully, but at the expense of the indemnifying party with respect to any out-of-pocket expenses incurred, to make available to the indemnifying party all pertinent information and witnesses under the indemnified party’s control, make such assignments and take such other steps as in the opinion of counsel for the indemnifying party are reasonably necessary to enable the indemnifying party to conduct such defence. The indemnified party will also have the right to participate in the negotiation, settlement or defence of any claim at its own expense,

(d)           the final determination of any claim pursuant to this section, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such claim against the indemnifying party, and

(e)           if the indemnifying party does not assume control of a claim as permitted in §(b), the indemnifying party will still be obligated to indemnify the indemnified party in respect of such claim in accordance with the terms contained in this Part 11.

PART 12

DISPUTE RESOLUTION

Submission to Arbitration

12.1                If, at any time, there is a dispute between the parties with respect to any matter arising out of or relating to this Agreement or the transactions contemplated hereunder, either party will be entitled to refer the dispute to binding arbitration by a single arbitrator in accordance with the rules of arbitration of the International Chamber of Commerce as modified by the provisions herein.

Place of Arbitration

12.2                The arbitration will take place in Federal Republic of Germany.

Acceptance and Implementation

12.3                Each party agrees to participate in good faith in the arbitration process and will accept as final and binding and proceed in good faith diligently to implement, the award or decision of the arbitrator. An award or decision of the arbitrator concerning the interpretation of this Agreement will be binding on the parties.

Legal Proceedings

12.4                Subject to §12.5 and except as otherwise agreed to by the parties, a legal proceeding commenced by a party in respect of an issue or dispute under this Agreement will be stayed until an arbitration is initiated and a decision on the arbitration is delivered or the arbitration process has otherwise ended and will be discontinued following the award or decision of the arbitrator on the arbitration unless the award or decision concludes the arbitration and the dispute remains unresolved.

Exclusions

12.5                This Part 12 will not apply to any legal proceeding seeking the grant of injunctions, restraining orders, specific performance and similar remedies from a court of competent jurisdiction.

PART 13

POST-CLOSING COVENANTS

Non-Competition

13.1                The Vendor covenants and agrees with the Purchaser that it will not, nor will it permit any of its Affiliates, for a period of three years from the date hereof, either individually or in partnership, jointly or in conjunction with any person, firm, association, syndicate, corporation, or any other entity whether as principal, agent, employee or shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in, or advise or permit its name or any part thereof to be used or employed by or associated with, any person, firm, association, syndicate, corporation, or other entity engaged in or concerned with any business, anywhere in Europe, the Middle East or Africa, which is the same as or similar to the business of any of the Companies, except as a shareholder holding less than 10% of the outstanding shares of a corporation offering its shares to the public.

Non-Solicitation

13.2                The Vendor covenants and agrees with the Purchaser that it will not, nor will it permit any Affiliate at any time within a period of three years from the date hereof, directly or indirectly, approach or solicit any customer, supplier or employee of a Company, or attempt to direct any customer, supplier or employee away from a Company. As used in this paragraph “customer” and “supplier” will extend only to those persons, firms, corporations or other entities who are served by or with whom a Company has become acquainted before the date of this Agreement.

Remedies

13.3                In recognition of the irreparable harm that a violation of §13.1 or §13.2 would cause to the Purchaser or the Companies, the Purchaser and Hallotel will have the right to enforce this Agreement by specific remedies, which will include, among other things, temporary restraining orders and temporary and permanent injunctions. In the event of any such violation, the Vendor agrees to be liable for and to pay the reasonable legal fees incurred by the Purchaser or Hallotel in pursuing any of its rights with respect to such violation or violations in addition to the actual damages sustained by the Purchaser or Hallotel as a result thereof. The duration of the non-competition and non-solicitation periods set out in, as applicable, §13.1 or §13.2, will be extended beyond the time period set forth above for a period equal to the duration of any breach or default of either such covenant.

Modification

13.4                If any portion of §13.1 or §13.2 is considered by a court of competent jurisdiction to be excessive in its duration, scope or in the area to which it applies, it will be considered modified and valid for such scope, duration and for such area as said court may determine reasonable under the circumstances.

Release from Guarantees

13.5                After the Closing, the Purchaser and the Vendor will cooperate to have Mr. Teyfik Oezcan, the General Manager of Hallotel, released from certain guarantees delivered to Hallotel’s telecom termination partners for the benefit of Hallotel by the cancellation of the guarantees or their replacement by guarantees of the Purchaser.

Post-Closing Information

13.6                As soon as practicable after the Closing, but no later than 30 days after Closing, the Vendors will deliver to the Purchaser

(a)           the information set out in Schedule 3, which confirms certain information provided to the Purchaser before the date of this Agreement, and

(b)           a list of all capital assets owned by the Company and all commissions paid that relate to the price adjustments set out in §2.3.

PART 14

GENERAL

Acknowledgement of Confidentiality

14.1                The Vendor acknowledges and agrees that

(a)           it has had access to information and trade secrets pertaining to the business, services and techniques of the Companies and, as a result of negotiating this Agreement, the Purchaser, both present and contemplated (collectively, the “Confidential Information”),

(b)           the disclosure of any of the Confidential Information to competitors of the Companies or the Purchaser, to others or to the public, would be highly detrimental to the best interests of the Purchaser and Hallotel, and

(c)           the right to maintain the Confidential Information constitutes a proprietary right which the Purchaser and Hallotel are entitled to protect.

Covenant on Confidentiality

14.2                The Vendor covenants and agrees that at all times hereafter it will

(a)          hold all of the Confidential Information in secrecy, as the trustee or custodian for the Purchaser and Hallotel, and for the Purchaser and Hallotel’s exclusive benefit and use,

(b)           faithfully do all in its power to assist the Purchaser and Hallotel in maintaining the secrecy of the Confidential Information, and

(c)           not at any time without the prior written consent of the Purchaser,

(i)           disclose or divulge, directly or indirectly, to any person, firm or corporation any of the Confidential Information, or

(ii)          practise or use, other than for the benefit of the Purchaser or the Companies, any of the Confidential Information.

Exceptions

14.3                Notwithstanding §14.1(a), nothing will be deemed to be Confidential Information which:

(a)           is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(b)           becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(c)           is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

14.4                The provisions of §14.2 will not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure will consult with the other party before making such disclosure, and the parties will use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

Governing Law and Attornment

14.5                This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the Federal Republic of Germany and the parties irrevocably and unconditionally attorn to the jurisdiction of the courts of the Federal Republic of Germany and all courts having appellate jurisdiction thereover. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Notices

14.6                Every notice, request, demand or direction to be given pursuant to this Agreement must be in writing and must be delivered by hand (e.g. Federal Express or other reputable courier service) or sent by facsimile transmission or other similar form of written transmission by electronic means, in each case addressed as follows:

(a)           if to the Purchaser:

                              Turinco, Inc.
                              2610 – 1066 West Hastings Street
                              Vancouver, British Columbia
                              Canada V6E 3X2
                              Attention:   Chief Executive Officer
                              Facsimile:    (604) 684-4601

                with a copy to:

                              Lang Michener LLP
                              1500 – 1055 West Georgia Street
                              Vancouver, British Columbia
                              Canada V6E 4N7
                              Attention: Leo Raffin
                              Facsimile: (604) 685-7084

(b)           if to the Vendor:

                              BRULEX – Consultadoria Economica e Marketing ltda.
                              Rua da Alfãndega nr. 13,
                              9000 Madeira, Portugal
                              Facsimile: +351 (291) 281637
                              Attention: Mr. Carlo Alberto De Freitas Teixiera

                 with a copy to:

                              Seal Consulting SA
                              via Magatti, 1
                              6900 Lugano (CH)
                              Facsimile: 641 91 910 27 59
                              Attention: Mr. Alfredo Serica

(c)           if to Hallotel:

                              Hallotel Deutschland GmbH
                              Otto-Hahn-Straße 8
                              63225 Langen
                              Reg-Nr 04/058
                              Germany
                              Attention: Teyfik Oezcan, General Manager
                              Facsimile: 49 (6103) 923281

                 with a copy to:

                              Pittler 55 GmbH
                              Lindenstrasse 37
                              D-60325 Frankfurt / Main
                              Facsimile: +49 69-740932999
                              Attention: Bayram Yildizoglu, General Manager

or to such other address or transmission receiving station in as specified by a party by notice to each other party. Any notice delivered by hand or sent by facsimile transmission will be deemed conclusively to have been effectively given on the day notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day at the place of the intended recipient, or on the next day that is a Business Day at such place if it was delivered or sent on a day that was not a Business Day at such place.

Time of Essence

14.7                Time is of the essence in the performance of each obligation under this Agreement.

Public Notices

14.8                The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Public Disclosure

14.9                Before and after Closing, none of the Parties will disclose the terms of this Agreement, except as reasonably required for income tax purposes or as otherwise may be required by law including all securities laws and applicable stock exchange rules and policies. Notwithstanding the foregoing, in the case of any public filing of this Agreement under applicable securities laws the Parties will use reasonable efforts to jointly plan and coordinate such filings.

Entire Agreement

14.10                This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

14.11                No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a)           be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b)           be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c)           constitute a general waiver under this Agreement, or

(d)           eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

14.12                If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

14.13                This Agreement may not be amended except in writing signed by each Party.

Further Assurances

14.14                The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

14.15                No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

14.16                This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Counterparts

14.17                This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

BRULEX-CONSULTADORIA ECONOMICA
E MARKETING LTDA.

Per: /s/ Alfredo Serica
Authorized Signatory

TURINCO, INC.

Per: /s/ Michael Jervis
Authorized Signatory

HALLOTEL DEUTSCHLAND GmbH

Per: /s/ Teyfik Oezcan
Authorized Signatory

SCHEDULE 1

Financial Statements

(Attach)

SCHEDULE 2

Form of Promissory Note

TURINCO, INC.

DEMAND PROMISSORY NOTE

€250,000	August •, 2006

FOR VALUE RECEIVED, Turinco, Inc. (the “Borrower”) promises to pay to the order of BRULEX – Consultadoria Economica e Marketing ltda. (the “Noteholder”) the sum of €250,000 (the “Principal”), without interest, on the following terms:

(a)           the Principal will be paid to the Noteholder on demand at any time after 15 days notice;

(b)           notice of demand for payment of the Principal will not be made before 60 days after the date of this Promissory Note;

(c)           no interest will accrue on the Principal if it is repaid within 15 days after demand is made;

(d)           interest will accrue if the Promissory Note is not repaid when required, at the rate of 10% per year and will be added to the Principal; and

(e)           no principal or interest payments are required before demand, but the Borrower may at any time prepay all or any portion of any amounting owing pursuant to this Promissory Note without penalty.

The undersigned hereby waives demand and presentation for payment, notice of non-payment, protest and notice of dishonour.

Repayment is subject to the provisions of section 2.2 of a Share Purchase Agreement dated August 9, 2006 among the Noteholder, the Borrower and Hallotel Deutschland GmbH.

TURINCO, INC.

Per: __________________________
Authorized Signatory

SCHEDULE 3

Post-Closing Information

The Vendor will provide the Purchaser with the following information:

1.           a list of all leases of real property;

2.           a list of all Material Contracts along with each party thereto;

3.           a list of all Employees and Contractors for each Company, together with their date of hire, title or classification, current wages, salaries or hourly rate of pay, benefits, vacation entitlement, commissions and bonus or other material compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee and Contractor as of the date of the Closing. This list will also include information for Employees and Contractors of each Company who (a) have been absent continually from work for a period in excess of one month, as well as the reason for their absence, including all Employees and Contractors on disability (whether short-term or long-term), (b) are in receipt of workers’ compensation benefits on account of their employment by the respective Company, (c) are on an authorized unpaid leave of absence (including maternity or parental leave or unpaid sick leave) from the respective Company, or (d) are entitled to post-retirement or other benefits provided through a benefit program sponsored by the respective Company or in which the respective Company participates;

4.           particulars of all insurance maintained by the Company;

5.           a list of all authorizations, approvals, orders, licences, permits and consents issued by a Government Entity which are necessary in connection with the conduct and operation of the Company’s business as it is currently conducted and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated;

6.           a list of all Intellectual Property (other than unregistered copyrights, know-how, trade secrets and off-the-shelf office productivity software) and all registration applications therefor owned by or licensed to the Companies that is material to their business;

7.           a list of all equipment and other personal property leases or licenses of each Company;

8.           a list of the name of each bank or other financial institution with which each Company has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safe deposit box; and

9.           a list of the names of all Persons holding powers of attorney from each Company along with a description of the purpose of and powers granted under each power of attorney.